                                      Exhibit 3


                                       BY-LAWS
                                         OF
                                LINDBERG CORPORATION

                        [As amended through October 22, 1999]


                                      ARTICLE I

                                       Offices
                                       -------

                    Section 1. The registered office of the corporation in Delaware shall be in the City of Wilmington, County of New Castle.

                    Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                     ARTICLE II

                              Meetings of Stockholders
                              ------------------------

                    Section 1. All meetings of the stockholders for the election of directors shall be held in the City of Chicago, State of Illinois, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                    Section 2. Annual meetings of stockholders shall be held at 9:00 A.M. on the last Friday in April of each year if not a legal holiday, or if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At each annual meeting, stockholders shall elect by such vote as is required by Article Tenth of the corporation's certificate of incorporation a board of directors, and transact such other business as may properly be brought before the meeting. Elections of directors need not be by written ballot.

                    Section 3. For business properly to be brought before any meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation, which notice is not withdrawn by such stockholders at or prior to such meeting. To be timely, a stockholder's notice to the secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close  of business on the  10th day following  the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a stockholder's notice to the secretary must set forth in writing as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business; (iii) the class or series and the number of the shares of capital stock of the corporation which are owned by the stockholder, beneficially or of record;
          (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The chairman of the meeting shall have the sole authority to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 3 of Article II and, if the chairman of the meeting should determine that any such business was not so properly brought, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

                    Section 4. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days (or in the case a vote of stockholders on a merger or consolidation is one of the stated purposes of the annual meeting, not less than 20 or more than 60 days) before the date of the meeting.

                    Section 5. The officer who has charge of the stock ledger of the corporation shall prepare, or cause to be prepared, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                    Section 6. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

                    Section 7. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten or more than 60 days (or in the case of a merger or consolidation, not less than 20 or more than 60 days) before the date of the meeting, to each stockholder entitled to vote at such meeting.

                    Section 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                    Section 9. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                    Section 10. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting (other than the election of directors, which shall be determined by a plurality vote), unless the question is one upon which, by express provision of statute, these by-laws or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Abstentions shall not be included in calculating the number of votes cast on, in favor of, or in opposition to any questions.

                    Section 11. Unless otherwise provided in the certificate of incorporation or these by-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy expressly provides for a longer period.

                                     ARTICLE III

                                      Directors
                                      ---------

                    Section 1. The number of directors which shall constitute the whole board of directors shall be a maximum of seven. The number of directors may be changed from time to time, as provided by Article Tenth of the corporation's certificate of incorporation. Directorships, the terms of which expire as provided in said Article Tenth, shall be filled at each annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

                    Section 2. Any vacancies occurring in the board of directors and newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors though less than a quorum of the board of directors, and any director so chosen shall hold office until the next election of the class for which he was chosen and until his successor is duly elected and qualified.

                    Section 3. Nominations for any election of a director may be made by the board of directors, a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3 of Article III. All nominations by stockholders must be made pursuant to timely notice in proper written form to the secretary of the corporation. To be timely, a stockholder's notice to the secretary of the corporation must be delivered to or mailed and received at the principal executive offices of the corporation
          (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of  the
          date of the annual meeting was made, whichever occurs first,  and
          (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. To be in proper written form, such stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned by such stockholder, beneficially or of record, as of the record date for the meeting, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
          (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. At the request of the board of directors, any person nominated by the board of directors, or a committee appointed by the board of directors, for election as a director shall furnish to the secretary of the corporation the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 3 of Article III, and the defective nomination shall thereupon be disregarded.

                    Section 4. The business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done only by the stockholders.


                            Meetings of the Board of Directors
                            ----------------------------------

                    Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                    Section 6. The first meeting of each newly elected board of directors shall be held without other notice than this by-laws, immediately after, and at the same place as, the annual meeting of stockholders, provided a quorum shall be present. In the event of the failure to hold the first meeting of a newly elected board at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

                    Section 7. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

                    Section 8. Special meetings of the board may be called by the chairman of the board or the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice at the written request of two directors.

                    Section 9. At all meetings of the board a majority of the total number of directors then constituting the whole board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                    Section 10. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee; and any member of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute present in person at such meeting.


                               Committees of Directors
                               -----------------------

                    Section 11.    The  board of  directors  may  have  any
          executive   committee,   an   audit   committee,   an   executive
          compensation committee, a finance committee, a nominating committee, an incentive stock option committee, a directors stock option committee, and such other committees as they may designate by resolution passed by a majority of the whole board, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board of directors, when the board of directors is not in session, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees or alternate members designated by the board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Notwithstanding the foregoing provisions of this Section 10 of this Article III, no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of the dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                    Section 12. Each committee shall have a chairman, appointed by the board of directors, who shall preside at all meetings of such committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                              Compensation of Directors
                              -------------------------

                    Section 13. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings, and the chairmen of such committees may be paid an additional fixed sum for their services as chairmen.

                                     ARTICLE IV

                                       Notices
                                       -------

                    Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or by electronic facsimile transmission and shall be deemed to be given at the time of delivery to the telegraph company or at the time of electronic facsimile transmission.

                    Section 2. Whenever any notice is required to be given by statute or by the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                      ARTICLE V

                                      Officers
                                      --------

                    Section 1. The officers of the corporation shall include a chairman of the board, a president, one or more vice presidents (the number and designation thereof to be determined by the board of directors), a secretary, a treasurer, a controller and such assistant secretaries, assistant treasurers or other officers as may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

                    Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall elect a chairman of the board and president from among the directors and shall elect one or more vice presidents, a secretary, a treasurer and such assistant officers or other officers as it shall deem advisable.

                    Section 3. The board of directors may from time to time appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall perform such duties as from time to time may be prescribed by the board of directors or the president.

                    Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

                    Section 5. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his earlier death, resignation or removal. Any officers elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Election or appointment as an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

                                Chairman of the Board
                                ---------------------

                    Section 6. The chairman of the board shall preside at all meetings of the stockholders and the board of directors. He may sign certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, whether or not under the seal of the corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, and he shall perform such other duties and have such other powers as from time to time may be prescribed by the board of directors.

                                      President
                                      ---------

                    Section 7. The president shall be the chief executive officer of the corporation. Subject to the direction of the board of directors, he shall have general and active management responsibility for the business of the corporation and general supervision of the other officers, agents and employees of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman of the board, or in the event of his inability to act, he shall preside at all meetings of the stockholders and of the board of directors. He may sign certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments, whether or not under the seal of the corporation, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these by-laws to some other officer or agent of the corporation, and shall perform such other duties and have such other powers as from time to time may be prescribed by the board of directors.

                                   Vice Presidents
                                   ---------------

                    Section 8. In the absence of the president, or in the event of his inability to act, the vice president (or if there be more than one, the executive vice presidents, senior vice presidents or the vice presidents in the order designated, or in the absence of any designation then in the order named in the most recent resolution providing for the annual election of officers) shall perform the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall perform such other duties and have such other powers as from time to time may be prescribed by the board of directors or the president.

                                      Secretary
                                      ---------

                    Section 9. The secretary shall: (a) keep the minutes of the stockholders' and the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation or a facsimile thereof is affixed to, and attested to, all certificates for shares prior to the issue thereof and that the seal of the corporation is affixed to, and attested to, all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the mailing address of each stockholder which shall be furnished to the secretary or any transfer agent of the corporation by such stockholder; (e) sign, with the chairman of the board, the president or a vice president, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of the secretary and such other duties as from time to time may be prescribed by the board of directors or the president.

                                      Treasurer
                                      ---------

                    Section 10. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, the receipt and disbursement, subject to the direction of the board of directors, of all moneys due and payable to or by the corporation and to deposit funds and securities of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with these by-laws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be prescribed by the board of directors, the president or the chief financial officer. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

                   Assistant Treasurers and Assistant Secretaries
                   ----------------------------------------------

                    Section 11. The assistant secretaries as thereunto authorized by the board of directors may sign with the chairman of the board, the president or a vice president certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers in general shall perform such duties as from time to time may be prescribed by the secretary or the treasurer, respectively, or by the board of directors or the president.

                                     Controller
                                     ----------

                    Section  12.     The  controller  shall:     (a)   have
          responsibility to record the transactions of the corporation in the books of account of the corporation; (b) report the results of operations and financial condition of the corporation to stockholders, directors, and officers of the corporation; (c) maintain proper internal controls over the assets of the corporation, and (d) in general perform such other duties as from time to time may be prescribed by the chief financial officer, by the board of directors, or by the president.

                                     ARTICLE VI

                 Contracts, Loans, Checks, Deposits and Investments
                 --------------------------------------------------

                    Section 1. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                    Section 2. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                    Section 3. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be determined by resolution of the board of directors.

                    Section 4. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may authorize.

                                     ARTICLE VII

                     Certificates for Shares and Their Transfer
                     ------------------------------------------

                    Section 1. Each holder of stock in the corporation shall be entitled to have a certificate in such form as may be determined by the board of directors, signed by or in the name of the corporation by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the corporation, and sealed with the seal or a facsimile of the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to who the shares represented thereby are issued, and with the number of shares and date of issue, shall be entered on the book of the corporation.

                    Section 2.  Upon surrender to any transfer agent of the
          corporation of a certificate for shares of the corporation, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto and cancel the old certificate and record the transaction on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                    Section 3. The board of directors may appoint one or more transfer agents and registrars of transfers, and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar. The board of directors shall have authority to make or approve rules and regulations concerning the issue, transfer and registration of certificates for shares.

                    Section 4. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such officer, transfer agent or registrar were still authorized at the date of issue.

                    Section 5. The board of directors may authorize the issuance of a new certificate in lieu of a certificate alleged by the holder thereof to have been stolen, lost mutilated or destroyed, upon compliance by such holder, or his legal representatives, with such requirements as the board of directors may impose or authorize. Such authorization by the board of directors may be general or confined to specific instances.


                                    ARTICLE VIII

                                 Fixing Record Date
                                 ------------------

                    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be given not less than ten nor more than sixty days (or in the case of a merger or consolidation, not less than twenty or more than sixty days) before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                     ARTICLE IX

                                      Dividends
                                      ---------

                    The board of directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its certificate of incorporation.


                                      ARTICLE X

                                 General Provisions
                                 ------------------

                                        Seal
                                        ----

                    Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                     Fiscal Year
                                     -----------

                    Section 2. The fiscal year of the corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year.


                                     ARTICLE XI

                                     Amendments
                                     ----------

                    Section 1. Subject to the provisions of Article Tenth of the corporation's certificate of incorporation, these by-laws may be altered, amended or repealed and new by-laws may be adopted at any meeting of the board of directors or at any meeting of stockholders, held pursuant to notice duly given.


                                     ARTICLE XII

                                 Emergency Directors
                                 -------------------

                    Section 1.  The board of directors, by resolution,  may
          provide for emergency directors and appoint or designate the manner in which emergency directors shall be determined. To the extent provided in said resolution and as provided by Section 110 of the Delaware General Corporation Law, such emergency directors, together with any remaining directors able to perform their duties, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and shall thereby be deemed to constitute the board of directors of the corporation, during any interval commencing when the board of directors shall be unable to function by reason of vacancies due to death, incapacity, or catastrophe or other similar emergency conditions, as a result of which a quorum of the board of directors or a standing committee thereof cannot readily be convened for action. Such emergency directors, including any remaining directors able to perform their duties, shall, during the term they are authorized to function as provided herein, have the power to appoint such temporary officers to fill existing vacancies as the circumstances may require, to remove officers as the circumstances may require, to authorize the seal of the corporation to be affixed to all papers which may require it, and to take any and all other actions as may be required and permitted in conformity with the provisions of Section 110 of the Delaware General Corporation Law. The emergency directors shall consist of any available members of the board of directors and any other persons in such order as named by the board of directors on any list as it may compile from time
          to time for purposes of appointing such emergency directors. If the board of directors shall have failed to compile any list for purposes of appointing emergency directors, the emergency directors shall consist of (in the order specified below) any available members of the board of directors, the chairman of the board, the president, the vice presidents (in order of seniority), the secretary, the treasurer, the controller, the assistant secretaries (in order of seniority), and the assistant treasurers (in order of seniority) of the corporation. The chairman of the emergency directors shall be the highest ranking available person on any list compiled by the board of directors for purposes of appointing the emergency directors, or, if the board of directors shall have failed to compile any such list, the highest ranking available person of the following: the chairman, the most senior member of the board of directors, the president, the most senior vice president, the secretary, the treasurer, the controller, the most senior assistant secretary, and the most senior assistant treasurer.

                    Section 2. The emergency directors shall meet as promptly as possible after the occurrence of the event herein described which would activate their appointment and at such subsequent time or times as it may designate until a board of directors has been duly elected by the stockholders and qualified. A meeting of the emergency directors may be called by any emergency director, notice of which meeting need be given only to such emergency directors as it is feasible to reach at the time. Such emergency directors shall make their own rules of procedure except to the extent otherwise provided by resolution of the board of directors. The emergency directors in attendance at the meeting shall constitute a quorum.

                    Section 3. During such times as the emergency directors shall be required to function pursuant to the provisions hereof, in the absence of the chief executive officer, the chairman of said emergency directors shall function as, and have the powers of, the chief executive officer of the corporation and shall preside at all meetings of the stockholders and the emergency directors. The chief executive officer shall have and exercise, subject to the direction of the emergency directors, general charge and supervision over the business and affairs of the corporation.

                    Section 4. To the extent not inconsistent with the provisions of this Article XII or Section 110 of the Delaware General Corporation Law, all other provisions of these bylaws shall remain in effect during the interval in which the emergency directors shall be required to function pursuant to the provisions hereof.


                                    ARTICLE XIII

                                   Indemnification
                                   ---------------

                    Section 1. The right to indemnification conferred by Article Eighth of the corporation's certificate of incorporation shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified for such expenses under Article Eighth of the corporation's certificate of incorporation or otherwise. This Article XIII shall not be amended in a manner which diminishes the rights conferred hereby upon any then current or former director or officer of the corporation.